UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 27, 2022

vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37524 (Commission File No.)	47-3916571 (IRS Employer Identification No.)

3980 Premier Drive, Suite 310 High Point, NC (Address of principal executive offices)	27265 (Zip Code)

(336) 841-0300

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VTVT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Ms. Deepa Prasad

On February 27, 2022, Ms. Deepa Prasad notified the Board of Directors (the “Board”) of vTv Therapeutics Inc. (the “Company”) of her decision to resign from her positions as Chief Executive Officer, President and Board member, effective as of March 29, 2022, and has agreed to continue serving in those roles until the earlier of the completion of a certain Company milestone or March 29, 2022 (the “Effective Date”). Ms. Prasad has agreed to serve as a Strategic Advisor to the Company for six months after the Effective Date. She will receive a $325,000 bonus based on her prior service, and she will also continue to receive her base salary for a period of 15 months following the Effective Date. Ms. Prasad will retain 624,659 of the outstanding options previously granted to her, which will vest at the end of the 15-month period following the Effective Date. Ms. Prasad will be subject to a one-year noncompete provision and other customary provisions, including mutual non-disparagement obligations and the execution of a mutual release.

Appointment of Mr. Richard Nelson as Interim Chief Executive Officer

On March 1, 2022, the Board appointed Mr. Richard S. Nelson as Acting Chief Executive Officer until the Effective Date, at which time Mr. Nelson will become Interim Chief Executive Officer of the Company.

Mr. Nelson has served as a member of our Board since November 2020. Mr. Nelson currently serves as Executive Vice President, Corporate and Business Development for Vericast and Senior Vice President, Corporate Development for MacAndrews & Forbes. In these roles, Mr. Nelson is responsible for the identification and execution of global merger and acquisition opportunities. Mr. Nelson works with business leaders to source, negotiate and close acquisitions, joint ventures and partnerships that complement MacAndrews & Forbes’s and Vericast’s long-term vision and strategy. Prior to Vericast, Mr. Nelson served as Senior Vice President of Global Corporate Development at The Nielsen Company. Mr. Nelson also served as Managing Director, Mergers and Acquisitions at IAC/InterActive Corp. Previously, Mr. Nelson had been President and Co-Founder of Trendum, n/k/a Nielsen BuzzMetrics and SVP/General Counsel of RSL Communications, a telecommunications company. Mr. Nelson began his career as a mergers and acquisition attorney at Skadden Arps. Mr. Nelson earned a Bachelors in Business Administration in Finance with High Distinction from the Ross School of Business at the University of Michigan and a J.D. from New York University School of Law. Mr. Nelson is a member of the National Advisory Board for the University of Michigan Rogel Cancer Center, the Board of Directors of Think Pink Rocks breast cancer charity, and a former member of the Board of Directors of Reply.com, RSL COM U.S.A., and Trendum, Inc.

Mr. Nelson has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Nelson had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Employment Arrangements with Mr. Nelson

On March 1, 2022, Mr. Nelson entered into an employment agreement with the Company (the “Nelson Employment Agreement”). The Nelson Employment Agreement provides for a base salary of not less than $200,000, and a cash bonus of 100% of his base salary for the 2022 fiscal year, based on achievement of performance targets. The Nelson Employment Agreement also provides for the grant of stock options (the “Options”) to purchase 500,000 shares of Class A common stock of the Company at an exercise price of $0.8060 per share. 125,000 of the Options will vest on the Effective Date, and the remaining 375,000 Options will vest ratably every three months over three years, subject to Mr. Nelson’s continued association with the Company.

Mr. Nelson will be eligible for other standard employee benefits. If his employment is terminated by the Company without “cause” or he resigns for “good reason,” in each case as set forth in the Nelson Employment Agreement, then subject to the execution of a release of claims, Mr. Nelson shall receive as severance pay (i) six months base salary payable in installments (less any offset) and (ii) a pro rated cash bonus. Any vested Options shall be exercisable through the expiration of the ten-year term. In addition, Mr. Nelson will be entitled to accrued benefits.

The Nelson Employment Agreement contains other customary terms and conditions, including a one year post-employment non-compete, a one year post-employment non-solicit and other nondisclosure of confidential information, intellectual property and non-disparagement provisions.

The foregoing summary of the material terms of the Nelson Employment Agreement, is subject to the full and complete terms of the Nelson Employment Agreement, a copy of which will be filed as an exhibit to a future periodic report of the Company and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 1, 2022, the Board adopted the second amended and restated by-laws of the Company (the “Second Amended and Restated By-laws”), in order to, among other things, provide that the Board may appoint an independent director to serve as the Lead Independent Director.

The foregoing summary of the Second Amended and Restated By-laws is qualified in its entirety by reference to the Second Amended and Restated By-laws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated By-laws
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Richard S. Nelson
Name:	Richard S. Nelson
Title:	Acting Chief Executive Officer

Dated: March 3, 2022